EXHIBIT 99.1

Wireless Giant SK Telecom Signs Trial Agreement with TechnoConcepts; TechnoConcepts' Direct RF to Digital Conversion Technology to Provide Frequency Agility and Full Digital Design

Business Editors/Technology Editors

VAN NUYS, Calif.--(BUSINESS WIRE)--Nov. 10, 2005--TechnoConcepts, Inc. (OTCBB:TCPS) today announced it has signed a trial agreement with SK Telecom, Ltd. (NYSE:SKM) Korea's leading wireless company. Under the trial agreement, SK Telecom will incorporate TechnoConcepts' True Software Radio(TM) (TSR(TM)) receiver solution into their communications platform test bed on a trial basis to demonstrate frequency agile network tuning and full digital design based on direct digitization of RF signals (RF/D(TM)).TechnoConcepts recently demonstrated its TSR(TM) technology in South Korea to the senior management teams of 16 different wireless communications and mobile handset design/manufacturing companies, and also to wireless applications development organizations and telecommunications systems integrators in China.

About TechnoConcepts

TechnoConcepts has developed a technology that enables competing wireless standards to understand each other by incorporating a transmitter/receiver (transceiver) based on a computer chip with TechnoConcepts' proprietary True Software Radio technology to process signals received from the antennae of wireless devices. TechnoConcepts believes that its TSR technology is the first to perform all signal processing via software, rather than by hardware, by converting the received signals immediately from an antenna directly into digital form. When fully commercialized, it is anticipated that this technology will enable cell phone users to enjoy seamless roaming anywhere in the world - police and fire departments will be able to talk to each other regardless of their radio systems - and military forces from allied countries will be able to communicate with each other directly. By enabling direct device-to-device communication, the Company believes that its TSR technology is a cost-effective solution that provides a path to convergence and solves the problem of system incompatibility in a highly fragmented and cost sensitive communications environment. The company is presently establishing relationships with a number of major wireless communications companies for the use of its technology in military, consumer and industrial applications. More informationisavailableathttp://www.technoconcepts.com.

About SK Telecom

SK Telecom, a member of the SK Group, is the number one wireless communication services provider in South Korea. The company serves more than 19.4 million cellular users (for a 51% market share). SK Telecom successfully commercialized the world's first CDMA cellular phone service and launched the world's first synchronized commercial IMT-2000 third generation service. . SK Telecom has operations in China, Southeast Asia and Southwest Asia. The company marked its entry into the US market in January 2005 through a joint venture with EarthLink - dubbed HELIO - to market wireless voice and data services. Most recently SK Telecom released the world's first PMP phone, which lets users reproduce streaming video content on a conventional handset. The company is listed on the Korean Stock Exchange, the New York Stock Exchange (NYSE: SKM), and the London Stock Exchange. To learn more about SK Telecom, please visit www.sktelecom.com.

    Safe Harbor Statement under the Private Litigation Reform Act of 1995 - Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such statements may relate, among other things to expected products, the usefulness and benefits of the company's products generally and the acceptance of the company's technological solutions and its ability to achieve its goals, plans and objectives. The risks and uncertainties that may affect forward-looking statements include, among others: difficulty in developing new products, difficulty in relationships with vendors and partners, difficulty in introducing products in the marketplace and gaining acceptance of the same, difficulty gaining necessary governmental approvals, difficulty facing the intense competition present in the wireless communications industry, the company's limited operating history, its inexperience in operating internationally and difficulty managing rapid growth. For a more detailed discussion of the risks and uncertainties of TechnoConcepts' business, please refer to the company's Annual Report on Form 10K for the fiscal year ended September 30, 2004, filed with the Securities and Exchange Commission, and as subsequently amended. The company assumes no obligation to update any forward-looking statement contained in this press release or with respect to the announcements described herein.

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